Clover Health

Clover Health (Nasdaq: CLOV)
Second Quarter 2025 Shareholder Q&A
August 11, 2025

Ahead of our second quarter 2025 earnings call, we once again invited our shareholders to submit questions on anything Clover Health. Thank you to our shareholders who have demonstrated their deep engagement with us by submitting insightful questions.

We have chosen a curated set of questions for this round of Q&A, with the goal of providing additional understanding of our strategic approach. These questions were carefully selected to address submissions received through our shareholder portal, as well as themes that emerged during our prior conferences. I want to personally thank everyone who took the time to submit questions. We see this Q&A as a vital part of our commitment to transparency and open dialogue, and we look forward to keeping this conversation going. Please reach out to our investor relations team with any follow-up questions.

- ***Andrew Toy, Chief Executive Officer, Clover Health***

Use of Non-GAAP Measures

These responses use non-GAAP ("Generally Accepted Accounting Principles") financial metrics, which should not be considered as a substitute for financial measures computed in accordance with GAAP. Please see our second quarter 2025 earnings results here, which includes our full results as well as reconciliations to comparable GAAP financial metrics, and which is available at investors.cloverhealth.com.

Second Quarter 2025 Shareholder Q&A

1.) Why does Clover Assistant's focus on earlier identification and management of chronic diseases matter?

That's the fundamental question at the heart of our model. In healthcare, and especially in the Medicare-aged population where chronic disease is more prevalent, data is often fragmented, leading to missed opportunities for timely intervention. Clover Assistant (CA) technology solves this by providing clinicians with real-time, personalized clinical insights into a member's health, enabling them to identify and manage chronic diseases earlier.

And in our data, we see that earlier care management translates to better health outcomes for our members, and we believe ultimately drives down the cost of care by preventing high-cost events like hospitalizations. Earlier this month, we published a new whitepaper analyzing Clover Assistant's role in chronic obstructive pulmonary disease (COPD) care, showing that a relationship with a Clover Assistant provider was correlated with better clinical outcomes, with 15% fewer all-cause inpatient hospitalizations and an 18% reduction in 30-day readmissions. This joins a series of whitepapers we've published on the power of Clover Assistant (see our other whitepapers on our Counterpart Health (CPH) website on chronic kidney disease (CKD), diabetes, congestive heart failure (CHF), and better clinical quality in HEDIS performance).

Ultimately, this is how we aim to empower doctors to bend the cost curve and provide truly high-quality, affordable care for our members.

2.) What differentiates Clover from other MCOs in MA?

Our primary differentiation is our technology-first approach to Medicare Advantage (where we are singularly focused), driven by our AI-powered Clover Assistant platform, which is anchored on earlier disease identification and management. This model enables us to succeed as a pure-play Medicare Advantage (MA) company that operates on a wide network, with our flagship PPO plans that currently serve ~97% of our members, giving members the freedom to choose their own doctors.

With Clover Assistant, we are equipping physicians with real-time, actionable insights at the point of care, which puts us in a position to drive better health outcomes and more affordable care. And unlike many of our peers, delegating risk is not our focus. In fact, we believe that by directly managing the total cost of care, we can ensure the highest quality outcomes for our members.

This model fuels a differentiated growth flywheel: as Clover Assistant helps deliver better, more affordable care, we generate incremental financial upside that we reinvest into richer benefits

and growth. The result is a sustainable, member-centric approach that we believe is both clinically effective and financially scalable.

3.) Is management more focused on growth through Clover Health's Medicare Advantage plans or through Counterpart Health at this time?

I see Clover as unique because we have both sides of this and our business is truly synergistic. Having our own Medicare Advantage (MA) plan means our Counterpart R&D team has an incredible partner to understand value based care and build a solution that makes sense. We aren't just "gathering requirements" like a typical SaaS company - our Counterpart team lives and breathes MA. I think you can really see this when folks like Conrad Wai or Kevin Holub from our product leadership team speak.

Our MA business is an incredible business. I believe that Clover has a straight path to growing significantly within our current state footprint, and we expect that would come with commensurate growth in top line revenue and Adjusted EBITDA. This solid economic footprint lets us invest in something like Counterpart at the corporate level.

Ultimately, our MA plan will be focused on going deep in a number of markets, and our Counterpart offering lets us partner across the whole country in any market. And the same product vision – to bring simultaneous better outcomes and better health economics – powers the whole model.

4.) Can you provide an update on monetization efforts for Clover Assistant and whether Counterpart Health is generating or could generate external revenue, including any current pilots or payer interest?

We're always focused on signing new contracts for Counterpart and we're seeing significant demand, particularly for those seeking help in their wide network PPO plans. Our own Clover MA plan being the number one MA plan in the country on HEDIS quality (for plans with over 2,000 lives, during Star rating year 2025) really resonates with potential partners. Then we show people our clinical outcomes - through our white papers - and how we're identifying diseases sooner and treating them sooner.

Addressing the question directly - yes, we have a few deals that we're working on where we are absolutely focused on deployment and building out a new Counterpart network for partners. As I have said before, we don't announce every deal, but we're certainly busy.

5.) How does Counterpart integrate new HEDIS measures into care flows, how long does full integration take, how reliant on HEDIS measures is Counterpart, and how flexible can it be if CMS changes its framework?

The really interesting thing about our approach with our technology is that we actually phrase everything in the lens of clinical treatment, but our endpoints are targeted against the KPIs of value-based care. So in this case we will use our extensive data platform to look for HEDIS gaps and then help frame that up to the PCP in clinical language that makes sense to them. We have seen a huge lift through this approach. Put another way, we get value based outcomes, but without the physician having to understand value based care.

Regarding flexibility – because of the above approach, we're very flexible. The CA platform tunes to the HEDIS data and outcomes because that happens to be the way it's designed right now but we're extremely adaptable because of our approach with the platform and how we layer machine learning on top.

6.) What are the company's plans for ambient scribing as a feature of Clover Assistant or as an integration to existing solutions?

Definitely on our radar, as well as roadmaps to bring our own flavor of scribing to our PCP partners. The way I think about it is that the PCP is a close partner in bringing the best possible outcomes to our members. So we want every bit of brainpower and time focused on delivering those better clinical outcomes.

The core of the Counterpart (Clover) Assistant platform will continue to help PCPs seamlessly navigate the huge amount of clinical data that's out there and integrate it into their thinking. At the same time, features like scribing help them more easily interface with technology, or minimally gives them time back from their documentation workload to focus on more clinical value. We want everyone 'at top of license' and that helps the provider and that flows directly to helping the patient too.

7.) In the event a strategic partner chooses not to renew or extend their agreement, what mechanisms are in place to prevent them from leveraging learned information to develop a competing product?

This is a great advantage of delivering our entire value through data, AI and a software stack. Unlike other models which rely on practice transformation for example, our results are delivered through CA, and once CA technology is no longer used, we believe the practice generally reverts back to before.

The analogy I give here is somewhat like GPS. Have you noticed that people used to memorize roads and maps? [Younger folks may not relate]. But once you give people GPS they are just as focused when they drive, and they can concentrate on navigating the car while being given journey-specific, traffic-aware instructions by the GPS. But that GPS is helping you on each individual journey. Rarely do people use GPS for a while then stop and say “no problem, I’ve memorized everything, roads, traffic patterns, everything”. Healthcare is similar in that each case is complicated and each journey is its own - you aren’t just on the same road every day.

8.) Is the end goal for the Counterpart system to take in data and save money for the general population, beyond just the elderly? Has there been any interest in Counterpart from entities outside the U.S.?

We built our technology platform to help any clinician take better care of any patient - regardless of age, health complexity, or location - by surfacing actionable insights and supporting clinical decisions. For this reason, I believe that Counterpart Assistant technology can help anywhere there is a significant chronic disease burden - that’s what it was built for after all. So it makes a lot of sense for us to focus on the Medicare population because there is a lot of chronic disease there - it’s an emergent effect of aging. And the Medicare market is massive, with a substantial runway for potential growth, so I don’t feel we necessarily have to look past that.

That said, little in the technology is constrained to U.S. healthcare or the Medicare population. I believe it’ll work well managing any case with chronic disease, and those diseases exist in many other populations.

On international - fun fact, when we first were testing the data platform, even as we were launching the first version of Clover Assistant, we had an initiative called Clover International that tested our data platform and models in other countries. And we’ve actually done some work there, and have decent conviction it can work on other datasets in other languages, for example. As such, this is definitely something we could potentially look into at some point.

9.) Given Dr. Shelly Gupta's appointment, how is Clover leveraging external leadership talent to support growth in both Medicare Advantage and SaaS business lines?

We believe that Clover is one of the most exciting places to work in managed care right now. The reason for that is we’re bringing together the economics model of an insurer, the care delivery focus of a practice, and the technology platform of a SaaS company. It’s easy to say that’s the way it should work but in reality it isn’t. And what’s really interesting as well is that we’re not fully verticalized - because of the nature of Clover Assistant, we can install our model on top of almost any market versus having to have a verticalized stack or, for instance, own the hospitals or providers.

Because of that, I think you'll see us continue to bring in mission oriented, incredibly talented folks (such as Dr. Gupta) who want to see healthcare get better. And because of how we're built as an insurer, when healthcare gets better, the company economics get better as well. And that also is attractive to top talent.

This is just the beginning of the journey but I'm glad it's coming together.

10.) Can you comment on the current landscape of MA and the effects of recent legislation on healthcare/health insurance as a whole, and does management have an opinion on the outlook?

We keep a close eye on CMS and Congressional activity, and we engage frequently with policymakers. While it's too early to comment on specific proposals, we continue to see strong bipartisan support for Medicare Advantage as a vehicle for delivering high-quality, coordinated care to seniors. That said, there's growing interest in making sure MA is being done "right", and we think that's a fair conversation to have.

Some of that scrutiny stems from media narratives and public concerns around coding, overutilization, and cost growth. While we don't necessarily agree with all of those characterizations, we take the dialogue seriously. It's already led to changes, such as the risk adjustment model transition from V24 to V28, which aims to better align payments with care delivered and which we think makes sense. CMS's focus on prior authorization is another area where we see opportunity, there's too much administrative friction, and we're prototyping ways to reduce that burden using our technology.

Home visits have also come under the spotlight. In our view, the traditional "drive-by" approach, where a nurse conducts a one-off visit with no connection to ongoing care, falls short. At Clover, we believe the home should be a fully integrated part of the care continuum, where data captured during visits flows meaningfully back to the PCP, specialists, and care teams.

More broadly, we're aware of the heightened scrutiny of Medicare Advantage. While the public debate can oversimplify the dynamics at play, we remain focused on delivering real value to members and the healthcare system. Our model is grounded in transparency, compliance, and measurable outcomes. And we believe our technology platform, including Clover Assistant, is a unique differentiator, enabling physicians to make smarter, data-driven decisions that improve care quality and efficiency.

11.) As the company transitions to a more technology-focused revenue mix, what steps is Clover taking to safeguard investor interests, particularly regarding risk management, data security, and maintaining high service quality for both Insurance and SaaS clients?

We've already invested significantly here to have Counterpart run on separate multi-tenant infrastructure from our MA plan. This is to protect our customers of course, and it also allows Counterpart to pursue different certifications and audits that would not be necessary for just our own MA plan or the corporate entity. HITRUST is an example of that.

That said, we obviously focus on Data Security, uptime, etc., throughout the entire Company and that's something we're focused on not just from a governance posture, but also because it is the right thing to do. Security is a forever-thing, and this continues to be a focus and investment for us in the long-term.

12.) What were the primary contributors to your year-to-date 2025 profitability performance on a year-over-year basis?

[Peter Kuipers] We reported continued Adjusted EBITDA profitability in 2Q25, with $17 million of Adjusted EBITDA during the quarter. This brings year-to-date Adjusted EBITDA to $43 million, which remained steady year-over-year while growing membership by 32% during a 3.5 Star payment year.

From a year-over-year perspective, our differentiated model continues to deliver strong results. We're successfully balancing this strong growth with our technology-first approach to care management and balancing our new and returning member cohort performance. Our model, driven by our AI-powered Clover Assistant platform, is anchored on identifying and managing diseases as early as possible, which we believe enables us to effectively absorb the inherent headwinds from new members (as new members inherently have higher initial utilization and costs as they ramp into our care platform) through the strong economics of our returning cohorts, all while achieving further operating leverage in our SG&A to balance increased variable and growth costs associated with our growth. Our ability to deliver this sustained Adjusted EBITDA profitability in a 3.5 Star payment year reinforces our confidence in our model and we believe positions us well for accelerated growth and a meaningful increase in Adjusted EBITDA profitability in 2026, which is a 4 Star payment year.

13.) Could you elaborate on the factors that drove the full-year 2025 Insurance BER guidance update during the 2Q25 earnings call?

[Peter Kuipers] Our updated Insurance BER guidance of 88.5% - 89.5% for 2025 incorporates the elevated utilization we've observed during the second quarter, particularly from Part D (which remains a 'Known-Unknown' due to 2025 being the first year of the IRA changes), and elevated supplemental benefits utilization (where members are getting needed care, which is a positive thing). The increase to our BER guidance was also influenced by our continued intra-year membership growth outperformance, as new members inherently have higher initial

utilization and costs as they ramp into our care platform. However, we view this incremental growth positively, as it strengthens our conviction for 2026, when these members will mature into our returning cohorts, and we have the added benefit of a 4 Star payment year.

That said, and more importantly, our Part C trends remain in line with expectations this year. This is a testament to our strong returning member cohort management, as well as our Clover Assistant technology-driven approach to earlier disease identification and management, which helps us effectively manage total cost of care. And we have active initiatives in place for the second half of this year that we believe could better manage the aforementioned elevated utilization.

Ultimately, while BER is an important performance metric, we're continuing to drive strong Adjusted EBITDA profitability this year of $43M year-to-date (which is flat compared to the prior year period) in tandem with delivering over 30% top-line revenue and membership growth during the same period. We believe our performance is a clear testament to our differentiated model and our ability to execute effectively within Medicare Advantage during a year of strong membership growth.

14.) Could you please provide more details around the SaaS revenue guidance? When will SaaS sales show on the P&L?

[Peter Kuipers] Counterpart Health is a strategically vital part of Clover's future. It leverages our proven Clover Assistant technology, scaling like software, yet participating in the economics of value-based care. We believe that this high scalability potential, combined with our ability to deploy across partners with minimal customization, presents an attractive long-term opportunity for Clover. At this point in time, we are not sharing guidance on our Counterpart business, as our focus continues to be on rapidly increasing lives under CA management, but we believe that Counterpart Health has the potential to become a meaningful contributor to Clover Health's revenue and earnings over time given the sheer size and need within the MA market. With around 35 million MA enrollees nationwide today, we believe this is a significant opportunity.

15.) Your 2025 guidance forecasts 37% year-over-year insurance revenue growth and 32% membership growth. What are the primary drivers behind these projections – plan design, geography, bonus payments, or operational scale?

[Peter Kuipers] That's right. Our guidance for revenue and membership indicates our belief in continued strong growth during the remainder of this year. More importantly, we expect to achieve this strong expansion while delivering sustained Adjusted Net Income and Adjusted EBITDA profitability year-over-year. We believe this positions us exceptionally well for accelerated growth and Adjusted EBITDA profitability in 2026, as we step up to a 4 Star

payment year for our wide network PPO (that currently serves 97% of our members), from our current 3.5 Star payment year. And I'd also note that we see a substantial runway for continued strong growth in our core markets well into the future based on our current market positioning.

Our performance this year to date has been driven by meaningful membership growth in our core markets, powered by our differentiated, tech-first model of care. We've successfully onboarded a sizable new member cohort, effectively absorbing typical new member headwinds through the strong economics of our returning cohorts, which we believe is a clear testament to Clover Assistant's ability to identify and manage diseases earlier to improve health outcomes. And as we continue to grow, we expect to continue generating real operating leverage, effectively balancing increased variable and growth SG&A with prudent fixed SG&A management. Importantly, these results are net of our continued strategic investments in Stars, quality, enhancing our Home Care and Clover Assistant platforms, and accelerating CA's reach in both our MA plan and Counterpart Health offering. Our disciplined focus remains on creating lasting value for our members, while bringing our model to more-and-more seniors.

16.) How should investors view Clover's stock-based compensation expense? Does the Company expect to continue at these levels going forward?

[Peter Kuipers] We view our equity-based compensation expense in three general categories:

- General employee population and director equity-compensation in the form of restricted stock units (RSUs)
- Founder time-based RSU awards
- Founder performance-related restricted stock unit ("PRSU") awards

When the company went public in January 2021, there were meaningful founder equity awards granted, in the form of the founder RSU and PRSU awards. These founder time-based awards were valued at market prices at that time and have a five year vesting term ending in January 2026. The associated equity compensation expense from these founder grants is also expensed over the same five year term ending in January 2026.

From January 2021 through January 2026 these founder grants account for the majority of our reported stock-based compensation expense. As explained in our public filings, given that these founder awards make up more than half of our stock-based compensation expense, we expect our stock-based compensation expense to be significantly reduced in 2026 and beyond as those founder awards become fully expensed.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial condition, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," “opportunity,” "plan," "seek," "grow," "if," "continue" or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this document include, but are not limited to, the following: statements regarding financial guidance and statements regarding expectations relating to potential improvements in revenues, operating expenses, Adjusted SG&A, Insurance BER, expectations regarding the revenue, expectations regarding stock-based compensation expense, our market opportunity and expansion of Counterpart Health and SaaS model, targeting a more technology-focused revenue mix, and the number of Clover Health's Insurance members, as well as any statements by our executive officers, and other expectations as to future performance, operations and results (including our updated guidance for full year 2025 and expectations for 2026). Statements regarding our Adjusted EBITDA profitability and Adjusted Net income profitability are also forward-looking, and are based on our current targets which are preliminary and are derived from our 2025 financial guidance. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by forward-looking statements in this document. Forward-looking statements involve a number of judgments, risks and uncertainties, including, without limitation, risks related to: our expectations regarding results of operations, financial condition, and cash flows; our expectations regarding the development and management of our business; any current, pending, or future legislation, regulations or policies that could have a negative effect on our revenue, profit margins, cash flows and business, including rules, regulations and policies relating to healthcare, Medicare generally and medical loss ratios; our ability to successfully enter new service markets and manage our operations; anticipated trends and challenges in our business and in the markets in which we operate; our ability to effectively manage our beneficiary base and provider network; our ability to maintain and increase adoption and use of Clover Assistant, including the expansion of Clover Assistant for external payors and providers under the brand name Counterpart Assistant; the anticipated benefits associated with the use of Clover Assistant, including our ability to utilize the platform to manage our medical expenses; our ability to maintain or improve our Star Ratings or otherwise continue to improve the financial performance of our business; our ability to develop new features and functionality that meet market needs and achieve market acceptance; our ability to

retain and hire necessary employees and staff our operations appropriately; the timing and amount of certain investments in growth; the outcome of any known and unknown litigation and regulatory proceedings; our ability to maintain, protect, and enhance our intellectual property; general economic conditions and uncertainty; persistent high inflation and fluctuating interest rates; and geopolitical uncertainty and instability. Additional information concerning these and other risk factors is contained under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 3, 2025, as such risks may be updated in our subsequent filings with the SEC. The forward-looking statements included in this document are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this document or to conform these statements to actual results or revised expectations.